Exhibit 99.1

NEWS RELEASE

Five Below, Inc. Announces Third Quarter Fiscal 2012 Financial Results

PHILADELPHIA, PA – (November 29, 2012) – Five Below, Inc. (Nasdaq: FIVE) today announced financial results for the thirteen weeks and thirty-nine weeks ended October 27, 2012.

For the thirteen weeks ended October 27, 2012:

•	Net sales increased by 39.9% to $86.6 million from $61.9 million in the third quarter of fiscal 2011; comparable store sales increased by 8.8%.

•

Operating income increased to $1.8 million from $0.7 million in the third quarter of fiscal 2011. Adjusted operating income, which excludes the impact of the founders’ transaction in both periods (see GAAP/Non-GAAP reconciliation table), increased to $3.4 million from $0.9 million in the third quarter of fiscal 2011.

•	The Company opened 17 new stores and ended the quarter with 243 stores in 18 states, an increase of 29% from the end of the third quarter of fiscal 2011.

•

Net interest expense increased to $0.6 million from $6,000 in the third quarter of fiscal 2011. The increase in net interest expense resulted from a $100 million term loan entered into in the second quarter of fiscal 2012, of which $65.5 million has been repaid subsequent to the completion of the Company’s initial public offering (“IPO”) on July 24, 2012.

•

Net income was $0.7 million compared to $0.4 million in the third quarter of fiscal 2011. Adjusted net income, which excludes the impact of the founders’ transaction in both periods (see GAAP/Non-GAAP reconciliation table), was $1.6 million compared to $0.6 million for the third quarter of fiscal 2011.

•

U.S. generally accepted accounting principles, or GAAP, diluted earnings per common share was $0.01 compared to a loss of $(0.22) per share in the third quarter of fiscal 2011 and includes GAAP adjustments for income attributable to participating securities in fiscal 2012 and GAAP adjustments for the potential impact of the Company’s Series A 8% Convertible Preferred Stock cumulative dividends in fiscal 2011. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average common shares outstanding basis (see GAAP/Non-GAAP reconciliation table), was $0.03 compared to $0.01 in the third quarter of fiscal 2011.

Thomas Vellios, Co-Founder, President and CEO, stated: “We are pleased to have delivered strong third quarter results. Our top-line performance combined with our disciplined operating model drove adjusted net income to a level more than double that of the year ago period.”

Mr. Vellios added, “Our thoughts go out to the millions of people affected by the devastation brought about by Hurricane Sandy. While our sales and operations at the beginning of the fourth quarter were impacted by this event and its aftermath, our most important shopping days of the year lie ahead. With our trend-right merchandise at extremely compelling price points, and the wide array of exciting and affordable gift choices offered, we are excited about the holiday season and are well-positioned as a shopping destination of choice for our customers.”

For the thirty-nine weeks ended October 27, 2012:

•	Net sales increased by 43.2% to $245.2 million from $171.3 million in the comparable period in fiscal 2011; comparable store sales increased by 9.2%.

•

Operating income was $4.6 million as compared to $6.1 million in the comparable period in fiscal 2011. Adjusted operating income, which excludes the impact of the founders’ transaction in both periods (see GAAP/Non-GAAP reconciliation table), increased 109% to $13.9 million from $6.6 million in the comparable period in fiscal 2011.

•	The Company opened 51 new stores compared to 47 net new stores opened in the comparable period in fiscal 2011.

•

Net interest expense increased to $1.8 million from $8,000 in the corresponding period of fiscal 2011. The increase in net interest expense resulted from a $100 million term loan entered into in the second quarter of fiscal 2012, of which $65.5 million has been repaid subsequent to the completion of the Company’s IPO on July 24, 2012.

•

Loss on debt extinguishment was $1.6 million for the thirty-nine week period of fiscal 2012 and was the result of a write-off of deferred financing costs in connection with the partial repayment of the Company’s term loan.

•

Net income was $0.8 million compared to $3.7 million in the corresponding period of fiscal 2011. Adjusted net income, which excludes the impact of the founders’ transaction in both periods (see GAAP/Non-GAAP reconciliation table), was $6.1 million compared to $4.0 million in the corresponding period of fiscal 2011.

•

GAAP diluted loss per common share was $(2.21) compared to $(0.51) in the corresponding period of fiscal 2011 and includes dividends paid to preferred and unvested restricted shareholders in fiscal 2012 and GAAP adjustments for the potential impact of the Company’s Series A 8% Convertible Preferred Stock cumulative dividends in fiscal 2011. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average common shares outstanding basis (see GAAP/Non-GAAP reconciliation table), was $0.11 compared to $0.08 in the corresponding period of fiscal 2011.

Balance sheet highlights as of October 27, 2012:

•	Cash: $7.2 million

•	Total debt: $34.5 million

•	Total liquidity (cash plus availability on a $20 million revolver facility): $27.2 million

Fourth Quarter and Fiscal 2012 Outlook:

For the fourth quarter of fiscal 2012, net sales are expected to be in the range of $167 million to $170 million based on opening one new store and assuming a 4% increase in comparable store sales. GAAP net income is expected to be in the range of $18 million to $19 million, with a GAAP diluted income per common share range of $0.34 to $0.36 on approximately 53.0 million estimated weighted average common shares outstanding. Excluding $0.9 million, or $0.02 per adjusted diluted share in tax-effected expenses related to the founders’ transaction, adjusted net income is expected to be approximately $19 million to $20 million, or $0.35 to $0.37 per diluted share based on estimated adjusted diluted weighted average common shares outstanding of approximately 54.4 million.

For fiscal 2012, net sales are expected to be in the range of $412 million to $415 million based on opening 52 new stores for the full year and assuming a 7% increase in comparable store sales. GAAP net income is expected to be in the range of $19 million to $20 million, with a GAAP diluted loss per common share of $(1.28) to $(1.31) (which includes the impact of $65.4 million of dividends paid to preferred and unvested restricted shareholders) on approximately 35.4 million estimated weighted average common shares outstanding. Excluding $6.5 million, or $0.12 per adjusted diluted share in tax-effected expenses related to the founders’ transaction, adjusted net income is expected to be in the range of $26 million to $27 million, or $0.47 to $0.49 per diluted share based on estimated adjusted diluted weighted average common shares outstanding of approximately 54.3 million.

Conference Call Information:

A conference call to discuss third quarter fiscal 2012 financial results is scheduled for today, November 29, 2012, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-879-6217 (international callers please dial 913-312-0417) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at www.fivebelow.com in the investor relations section of the website.

A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (877) 870-5176. The pin number to access the telephone replay is 7248712. The replay will be available until December 6, 2012.

Non-GAAP Information

This press release includes non-GAAP adjusted operating income, adjusted net income, adjusted diluted weighted average common shares outstanding and adjusted diluted income per common share, each a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in a table accompanying this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a meaningful evaluation of its quarterly and fiscal year 2012 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2011 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements:

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management’s current views and estimates regarding the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Investors can identify these statements by the fact that they use words such as “anticipate,”

“assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company’s strategy and expansion plans, the availability of suitable new store locations, risks that consumer spending may decline and that U.S. and global macroeconomic conditions may worsen, risks related to the Company’s continued retention of its senior management and other key personnel, risks relating to changes in consumer preferences and economic conditions, risks relating to the Company’s distribution centers, quality or safety concerns about the Company’s merchandise, events that may affect the Company’s vendors, increased competition from other retailers, risks relating to trade restrictions, risks associated with leasing substantial amounts of space, and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including risk factors contained in the final prospectus relating to the IPO dated July 18, 2012 filed with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below

Five Below is a rapidly growing specialty value retailer offering a broad range of trend-right, high-quality merchandise targeted at the teen and pre-teen customer. Five Below offers a dynamic, edited assortment of exciting products, all priced at $5 and below, including select brands and licensed merchandise across a number of category worlds – Style, Room, Sports, Media, Crafts, Party, Candy and Seasonal. Five Below is headquartered in Philadelphia, Pennsylvania.

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Investor Contact:

ICR, Inc.

Farah Soi / Joseph Teklits

203-682-8200

Farah.soi@icrinc.com

Media Contact:

Gregory FCA

Joe Hassett

610-642-8253

FIVE BELOW, INC.

Balance Sheets

(Unaudited)

(in thousands, except share data)

	October 27, 2012	January 28, 2012	October 29, 2011
Assets
Current assets:
Cash and cash equivalents	$7,245	$41,293	$1,767
Inventories	84,399	38,790	57,573
Prepaid income taxes	9,951	—	—
Deferred income taxes	—	4,863	3,031
Prepaid expenses and other current assets	12,250	7,303	7,928

Total current assets	113,845	92,249	70,299
Property and equipment, net	54,086	42,040	40,192
Deferred income taxes	—	—	164
Other assets	1,083	238	222

	$169,014	$134,527	$110,877

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Line of credit	$—	$—	$—
Accounts payable	40,250	23,588	27,774
Income taxes payable	—	9,139	1,732
Accrued salaries and wages	1,693	9,254	1,536
Other accrued expenses	11,472	7,961	10,737
Deferred income taxes	1,710	—	—

Total current liabilities	55,125	49,942	41,779
Notes payable	34,500	250	250
Deferred rent	27,773	20,933	20,777
Deferred income taxes	2,216	1,306	—

Total liabilities	119,614	72,431	62,806

Preferred stock, $0.01 par value. Authorized 100,000,000 shares; 10,000,000 shares undesignated; 90,000,000 shares designated as Series A 8% Convertible Preferred Stock, $0.01 par value. Issued and outstanding zero, 89,291,773 and 89,291,773 shares, respectively, with a liquidation preference of zero, $214,420 and $210,210, respectively	—	191,855	191,855

Shareholders’ equity (deficit):
Common stock, $0.01 par value. Authorized 120,000,000 shares; issued and outstanding 53,972,006, 16,248,797 and 16,084,358 shares, respectively.	540	162	161
Additional paid-in capital	268,499	3,691	2,094
Accumulated deficit	(219,639)	(133,612)	(146,039)

Total shareholders’ equity (deficit)	49,400	(129,759)	(143,784)

	$169,014	$134,527	$110,877

FIVE BELOW, INC.

Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Thirteen weeks ended		Thirty-nine weeks ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Net sales	$86,587	$61,895	$245,236	$171,288
Cost of goods sold	59,656	43,522	166,538	118,317

Gross profit	26,931	18,373	78,698	52,971
Selling, general and administrative expenses	25,090	17,634	74,087	46,883

Operating income	1,841	739	4,611	6,088
Interest expense, net	550	6	1,829	8
Loss on debt extinguishment	7	—	1,594	—
Other income	—	—	(258)	—

Income before income taxes	1,284	733	1,446	6,080
Income tax expense	555	293	627	2,429

Net income	729	440	819	3,651
Dividend paid to preferred and unvested restricted shareholders	—	—	(65,403)	—
Series A 8% Convertible Preferred Stock cumulative dividends	—	(3,964)	—	(11,703)
Income attributable to participating securities	(19)	—	—	—

Net income (loss) attributable to common shareholders	$710	$(3,524)	$(64,584)	$(8,052)

Basic income (loss) per common share	$0.01	$(0.22)	$(2.21)	$(0.51)

Diluted income (loss) per common share	$0.01	$(0.22)	$(2.21)	$(0.51)

Dividends declared and paid per common share	$—	$—	$2.02	$—

Weighted average shares outstanding:
Basic shares	52,565,576	15,884,527	29,282,385	15,845,372

Diluted shares	52,959,169	15,884,527	29,282,385	15,845,372

FIVE BELOW, INC.

Statements of Cash Flows

(Unaudited)

(in thousands)

	Thirty-nine weeks ended
	October 27, 2012	October 29, 2011
Operating activities:
Net income	$819	$3,651
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	6,841	5,001
Gain on conversion of note payable	(200)	—
Loss on debt extinguishment	1,594	—
Amortization of deferred financing costs	387	21
Warrant expense related to professional service providers for services rendered	43	31
Stock-based compensation expense	10,157	839
Deferred income tax expense	7,483	418
Other	(71)	322
Changes in operating assets and liabilities:
Prepaid income taxes	(9,951)	20
Inventories	(45,609)	(30,819)
Prepaid expenses and other assets	(5,008)	(3,872)
Accounts payable	16,662	17,376
Income taxes payable	(9,139)	1,591
Accrued salaries and wages	(7,561)	(507)
Deferred rent	7,499	6,054
Other accrued expenses	2,207	5,025

Net cash (used in) provided by operating activities	(23,847)	5,151

Investing activities:
Capital expenditures	(17,442)	(15,397)

Net cash used in investing activities	(17,442)	(15,397)

Financing activities:
Borrowing under Term Loan Facility	100,000	—
Repayment of Term Loan Facility	(65,500)	—
Cash paid for debt financing costs	(2,751)	—
Repayment of note payable	(50)	—
Dividend paid to shareholders	(99,451)	—
Net proceeds from issuance of common stock	73,259	—
Proceeds from exercise of warrants to purchase common stock	201	—
Repurchase of unvested restricted shares related to stock option exercises	(17)	(140)
Excess tax benefit related to restricted shares	1,550	—

Net cash provided by (used in) financing activities	7,241	(140)

Net decrease in cash and cash equivalents	(34,048)	(10,386)
Cash and cash equivalents at beginning of period	41,293	12,153

Cash and cash equivalents at end of period	$7,245	$1,767

FIVE BELOW, INC.

GAAP to Non-GAAP Reconciliation of Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

Reconciliation of operating income, as reported, to adjusted operating income

	Thirteen weeks ended		Thirty-nine weeks ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Operating income	$1,841	$739	$4,611	$6,088
Adjustments:
Founders’ transaction (1)	1,515	183	9,282	546

Adjusted operating income	$3,356	$922	$13,893	$6,634

Reconciliation of net income (loss) attributable to common shareholders, as reported, to adjusted net income

	Thirteen weeks ended		Thirty-nine weeks ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Net income (loss) attributable to common shareholders	$710	$(3,524)	$(64,584)	$(8,052)
Adjustments:
Dividends paid to preferred and unvested restricted shareholders	—	—	65,403	—
Series A 8% Convertible Preferred Stock (“Preferred stock”) cumulative dividends	—	3,964	—	11,703
Income attributable to participating securities	19	—	—	—

Net income	729	440	819	3,651
Adjustments:
Founders’ transaction (1)	1,515	183	9,282	546
Less tax benefit	(655)	(73)	(4,025)	(218)

Adjusted net income	$1,589	$550	$6,076	$3,979

Reconciliation of diluted weighted average common shares outstanding, as reported, to adjusted diluted weighted average common shares outstanding

	Thirteen weeks ended		Thirty-nine weeks ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Diluted weighted average common shares outstanding	52,959,169	15,884,527	29,282,385	15,845,372
Adjustments:
Preferred shares conversion	—	30,894,953	20,030,794	30,894,953
Initial public offering shares issuance	—	4,807,692	3,117,075	4,807,692
Unvested and vested restricted stock (2)	1,406,430	173,729	1,564,878	212,884
Diluted effect of stock options and warrants (3)	—	—	133,639	—

Adjusted diluted weighted average common shares outstanding	54,365,599	51,760,901	54,128,771	51,760,901

FIVE BELOW, INC.

GAAP to Non-GAAP Reconciliation of Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

Reconciliation of diluted income (loss) per common share, as reported, to adjusted diluted income per common share

	Thirteen weeks ended		Thirty-nine weeks ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Diluted income (loss) per common share, as reported	$0.01	$(0.22)	$(2.21)	$(0.51)
Adjustments:
Dividends paid to preferred and unvested restricted shareholders per share	—	—	2.23	—
Series A 8% Convertible Preferred Stock cumulative dividends per share	—	0.25	—	0.74
Founders’ transaction per share (1)	0.03	0.01	0.32	0.03
Income tax benefit per share	(0.01)	—	(0.14)	(0.01)
Adjustments to weighted average common shares outstanding per share	—	(0.03)	(0.09)	(0.17)

Adjusted diluted income per common share	$0.03	$0.01	$0.11	$0.08

(1)	Founders’ transaction relates to the amortization of expense for options granted to the founders in Fiscal 2010 and their modification in March 2012, which cancelled the Fiscal 2010 option award to purchase 2,020,620 shares of common stock and granted an equal number of restricted shares that vest through March 2014.
(2)	Assumes the impact of all unvested and vested restricted stock as of the beginning of the period.
(3)	Assumes the diluted impact of stock options and warrants utilizing the treasury stock method.